UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 11, 2006

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 12, 2006, the Company’s Board of Directors announced that effective September 12, 2006, Peter R. Dolan has been terminated from his position as Chief Executive Officer. Mr. Dolan has also resigned from the Company’s Board of Directors effective September 12, 2006.

(c) On September 12, 2006, the Board appointed James M. Cornelius, a director of the Company since January 2005 and Chairman Emeritus of Guidant Corporation (“Guidant”), to act as Interim Chief Executive Officer, effective September 12, 2006. Also effective September 12, 2006, Mr. Cornelius resigned from his positions on the Audit Committee and the Compensation and Management Development Committee of the Company’s Board of Directors.

Mr. Cornelius, 62, was Chairman of the Board and interim Chief Executive Officer of Guidant from November 2005 through April 2006. He served as Non-Executive Chairman of the Board from 2000 to 2005, and as Senior Executive and Chairman from 1995 to 2000. Prior to his service with Guidant, Mr. Cornelius was a director, a member of the Executive Committee and Chief Financial Officer of Eli Lilly and Company.

(d) On September 11, 2006, the Company’s Board of Directors elected Robert Sanders Williams, M.D. to its Board of Directors. His election is effective September 11, 2006. Dr. Williams was appointed to the newly formed Science and Technology Committee of the Company’s Board of Directors. He will stand for election by stockholders at the Annual Meeting of Stockholders in May 2007. Dr. Williams was not selected as a director pursuant to any arrangement or understanding between him and any other persons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: September 15, 2006	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Secretary